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                                                              Exhibit 10(29)

                                    AGREEMENT

                                    NUMBER 1

                               DATED 20 MARCH 1998






                   ON JOINT INVESTMENT PRODUCTION ACTIVITY
        FOR DEVELOPMENT AND FURTHER EXPLORATION OF BUGRUVATIVSK FIELD
                       WITHOUT CREATION OF A LEGAL ENTITY


                                      KIEV


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The Joint Stock company Ukrnafta (hereinafter referred to as the Ukrnafta or
"First Participant"), represented by its Chairman of the Board - President Mr Yaroslav Kozak, acting based on the Charter, and Mr Grygorry Brazyna, acting based on the Power of Attorney No. 97 issued on 18 March 1998, and the Canadian Company "Lateral Vector Resources Inc." (hereinafter referred to as "LVR" or "Second Participant"), represented by its President - Mr Wayne Goranson, acting based on the Charter, and the Closed Joint Stock Company "IPEC" (hereinafter referred to as "IPEC"), represented by its Founders, namely: President of Lateral Vector Resources Inc. Mr Wayne Goranson, acting based on the Charter, and President of Northern Industrial Development Ltd Mr Rocky Rombs, acting based on the Charter which hereinafter referred to individually as a Participant and collectively as the Participants, and which in accordance with the Laws of Ukraine "On Property", "On Regime of Foreign Investment" have concluded this Agreement on the following:

DEFINITION OF FUNDAMENTAL TERMS

Hydrocarbons - means crude oil, gas condensate, petroleum and natural gas.

Base Hydrocarbons - means a volume of Hydrocarbons' production, which is being recovered on Bugruvativsk Field or can be recovered on this Field in the future under condition of use of productive capacities created or gated in on the field by Ukrnafta and technological processes, which are commercially introduced there prior to the Effective Date. According to the Decree of the President of Ukraine No 433/96 of 17 June 1996 "On measures for attraction of investment for development oil fields with hard-producing and exhausted deposits" base volume of hydrocarbons' production for Bugruvativsk Field was defined by Regulation of the Cabinet of Ministers of Ukraine No 1223 of 6 November 1997 "On approval of the list of oil fields with hard-producing and exhausted deposits". (Copies of these documents attached as Exhibit 1 hereto).

Incremental Hydrocarbons - means a volume of Hydrocarbons recovered on Bugruvativsk Field over Base Hydrocarbons at the expense of the Investments and use of modern know-how as described in aggregate in all of the Joint Activity Programs.

Calculated Hydrocarbons for Contributed Well - means part of the Base Hydrocarbons are defined according to individual calculation prepared by the Group of Experts.

Incremental Hydrocarbons for Contributed Well - means the total volume of the Hydrocarbons produced at a particular well minus the Calculated Hydrocarbons for Contributed Well at the expense of investment and using of modern technology.

Current Expenses - means expenses for Hydrocarbons recovery that according to legislation of Ukraine when identifying the taxable income are deducted from gross incomes from Joint Investment Production Activity.

Contribution - means any funds, tangible and intangible assets, which are contributed to the Joint Investment Production Activity in accordance with conditions of this Agreement and includes Labour Contributions.

Effective Date - means the date of registration of this Agreement by relevant bodies of the Ministry of Foreign Economic Relations and Trade of Ukraine.


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Further exploration of Bugruvativsk Field - means complex of operations which are carried out during commercial development of Bugruvativsk Field for elaboration of its geological structure and Hydrocarbons reserves.

Obligations on Investment of Joint Investment Production Activity - means Contribution that in accordance with Work Program and Agreed Budget is going to be contributed by any Participant during current financial year.

Investments - means monetary funds, property, property rights and intangible assets, working participation, providing services, etc, which are contributed by the Participants to the Joint Investment Production Activity and will be used for improvement or building of Investment Activity Sites during development of Bugruvativsk Field in accordance with this Agreement.

Capital Exp(e)anses - means exp(e)anses for creation or acquisition of fixed assets at the Bugruvativsk Field, which will be borne in accordance with this Agreement and which are subject to depreciation according to procedure provided by Ukrainian Law.

Management Committee - means the supreme authority which consists of managers and authorized representatives of the Participants and is authorized to make the decisions as of principal issues of Joint Investment Production Activity as it is indicated in Article XVII.

Accumulative Contribution - means amount of Contributions from the beginning of the Joint Investment Production Activity till any date.

Investment Activity Sites (Sites of Investment) - means existing on the Bugruvativsk Field wells and other tangible assets, on which according to this Agreement will be carried out operations on providing of Incremental Hydrocarbons production, and also the appropriate new sites, which will be constructed at the field during Joint Investment Production Activity.

Operator - means the IPEC, represented by its Chairman of the Board, who carries out management of Joint Investment Production Activity and organises running of joint matters of the Participants. In future, the Operator can be changed in accordance with an agreement of Participants.

High Risk Operation - means a high risk operation as described in Article IX.

Separate Balance Sheet - means separate balance sheet intended for accounting the assets and liabilities connected to Joint Investment Production Activity, including money resources, property etc. which are being united by the Participants of this Agreement for carrying out Joint Investment Production Activity and created in the process of such activity and also for accounting of commercial operations on Joint Investment Production Activity and financial results.

Separate Settlement Account - means separate settlement account in Ukrainian currency opened with one of the Ukrainian banks for providing the Joint Investment Production Activity.

Separate Account in Foreign Currency - means separate account in foreign currency opened with one of the Ukrainian banks for providing the Joint Investment Production Activity.

Initial Contribution - means property and intellectual values, which will be initially (during 1998) contributed by Participants into the Separate Balance Sheet for performance of Joint Investment Production Activity on development of Bugruvativsk Field.

Joint Investment Production Activity Programs - means the programs of works for each fiscal year based on the commercial production project of the Bugruvativsk field which includes production and geophysics studying of wells and layers, complex of works for drilling of exploitation wells, repair of


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wells, construction and exploitation of accumulative objects, transport and preparation of production (hydrocarbons) and production of Hydrocarbons.

Exploration of the Bugruvativsk field area - means complex of operations, which will be carried out on the territory of Bugruvativsk oil field and on the adjacent to it territories on the basis of the separate Licence for Exploration which one can be obtained by one of the Participants based on a solution of Management Committee.

Development of Bugruvativsk field - means complex of operations being carried out in the period of commercial development of field pursuant to volumes specified in development projects.

Joint Investment Production Activity - means investment and production activity of the Participants based on the Joint Property, Labo(u)r Contribution and co-operation among the Participants of this Agreement that envisages the distribution of risks and results of this activity as described further in the Joint Activity Programs. Joint Investment Production Activity is regulated by this Agreement which has legal force, norms of Civil Code of Ukraine in respect of joint activity, by the Law of Ukraine "On Investment Activity", the Law of Ukraine "On Regime of Foreign Investment", the Law of Ukraine "On Taxation of Enterprises Profit" and by other Ukrainian legal documents.

Joint Production (Joint Hydrocarbons) - means any Hydrocarbons produced using wells which are contributed to the Joint Investment Production Activity. The volume of the Joint Production - the Joint Produced Hydrocarbons will be defined by calculation based on the provisions of Article XI.

Joint Property - means monetary funds, assets, property rights and intangible assets transferred to the joint property by the Participants and other monetary funds, assets, property rights and intangible assets created or otherwise obtained in a result of the Joint Investment Production Activity and are reflected at the Separate Balance Sheet.

Labour Contribution - means free of charge services and operations for improvement or construction of Investment Activity Sites and its free of charge maintenance during process of its further exploitation. Evaluation of the Labour Contribution will be carried out by mutual consent of all Participants.

Participants - means Ukrnafta, LVR and IPEC which have executed this Agreement but later may include some other legal entities or persons that might join the Agreement in accordance with a procedure stipulated in Article XIX.

Agreed Budget - means the document which estimates the expenses and costs to carry out each Joint Activity Program. The Agreed Budget of joint activity includes all financial sources, which are directed to acquisition property resources for Joint Investment Production Activity, including Participants' own monetary funds.

Fiscal Year - means calendar year, but for the first year of Joint Investment Production Activity it means the period from the Effective Date until finishing of calendar year.

Actual Participation - means the ratio of accumulative amounts of actual Contributions of any of the Participants to the total amount of Contributions over the period from the beginning of Joint Investment Production Activity.

Planned Participation - means the ratio of accumulative amount of actual Contributions of the Participant for the period prior to the current fiscal year, and its Obligations for the current fiscal year to the total amount of Contributions and Obligations.


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Group of Experts - means a group of expert which will be crated in accordance with terms defined in Clause 9.4 of Article 9 of this Agreement.

Contributed Well - means a well, its equipment associated with production and which are used for Hydrocarbons production and constitute a part of Ukrnafta's Contribution to the Joint Investment Production Activity.

Bugruvativsk Field - means the oil and gas field, located in Ukraine, Sumy oblast, and geographical co-ordination of which are defined in Annex [ ] hereto.

ARTICLE I

General Provisions

1.1     This Agreement is executed for the purposes of:


-       obtaining the profits by its Participants;


- providing with organisational economic conditions for joint investment for development of the Bugruvativsk Field, achieving high economic results while development of this field using up-to-date domestic and foreign production techniques for intensifying its exploration and production, increasing of volumes of oil and gas development, providing for labo(u)r safety measures, protection of subterranean resources and environmental protection.


1.2     The subject of this Agreement is:


- carrying out the Joint Investment Production Activity on creation, reconstruction and modernisation of production facilities for future exploitation of Bugruvativsk Field; introduction of updated technology and equipment in the area of commercial-geophysical investigations of wells and formations, construction and completion of wells, and their workovers;


- conducting the joint production and economic activity in oil recovery in the process of development of Bugruvativsk oil-field using the Joint Property;


- distribution of profits received as a result of Joint Investment Production Activity either in cash or in kind.


1.3 To the extent the Joint Investment Production Activity has been authorized under this Agreement, the Participants unite their monetary, material, labour resources, production, technical and economic potentials with the purpose of fulfillment of the Joint Investment Production Activity as described in this Agreement.


1.4 The Participants preserve their legal independence. The property independence of the Participants is limited by using the property which is the Joint Property.


1.5 All los(s)es and expenses which are arisen during Joint Investment Production Activity shall be paid at the expense of the Joint Property. In case the Joint Property is not enough for covering such los(s)es and expenses, the Participants shall cover such loses and expenses pro rata to their Plan(n)ed Participation.


1.6 All Participants are liable in proportion to their Plan(n)ed Participation for obligation of one Participant which arise under performance of Power of Attorney executed by all Participants.


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1.7     Risk of accidental loss or damage of Joint Property is borne by the
        Participants proportionally to their Actual Contributions.


1.8 Risk of accidental loss of property used by the Participants for fulfillment of operations connected with performance of this Agreement but not contributed to Joint Property is borne by appropriate Participant.


1.9     This Agreement shall be governed by Ukrainian law.


1.10 Termination of any paragraph of this Agreement because of its contradiction to the new, or changes to the existing Ukrainian law does not cause termination of the Agreement as a whole. Should such contradictions arise the Participants agree to make changes and amend the text of this Agreement to the extent necessary to preserve the original intention of this Agreement.


1.11 This Agreement is concluded for the period of 20 (twenty) years subject to provisions of Section 3.2 hereof and can be extended for unlimited period of time if all Participants agree so.


1.12    The following process will be used as further described in this
        Agreement:


        (a) During the term of this Agreement, the Operator will define the Sites of Investment from as per section 2.2 (the "Designated Sites of Investment") and submit such information for approval of the Participants. If the Participants cannot agree on the Sites of Investment, they may designate the Sites of Investment as a High Risk Operation;


        (b) The Designated Sites of Investment will be valuated in accordance with section 2.10;


        (c) Once evaluated, the Operator shall prepare a Joint Investment Production Activity Program and Agreed Budget for the Designated Sites of Investment for review and approval by the Management Committee;


        (d) After approval of the Joint Investment Production Activity Program and Agreed Budget by the Management Committee, the Operator will request performance of contributions by Participants as it is provided for in this Agreement, the Joint Investment Production Activity Program and Agreed Budget;


        (e) Once approved by the Management Committee the Operator shall execute the Joint Activity Program in accordance with the Agreed Budget;


        (f) Any changes to the Joint Activity Program or Agreed Budget in respect of necessity to perform operations which are not defined in these documents shall be subject to the approval of by the Management Committee if expenses for they performance exceed 10% (ten per cent) of Agreed Budget;


        (g) All Joint Production will be sold by the Operator with the proceeds paid into the Separate Settlement Account. As permitted by Ukrainian law, the Participants will have the option of taking a part of the Joint Production equal to its Actual Contribution in kind provided that an equal part of the expenses of the Joint Investment Production Activity was paid in full at the expense of their monetary funds, which are transferred to the Joint Investment Production Activity for the particular purpose.


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ARTICLE II

The Sites of Investments, Contributions and the Terms of their performance and Correction

2.1     The Sites of Investment according to this Agreement are:


- existing wells of the Bugruvativsk Field, on which repair-restoration works, reworks, enhancements and other works, as well as the operation of such wells will be carried out;


-       new wells, which will be drilled and constructed on the Bugruvativsk
        Field;


- existing gathering and injection systems and those which will be constructed, and other infrastructure facilities of the Bugruvativsk Field;


- sites of exploration and production of Hydrocarbons on adjacent areas subject to obtaining appropriate licences.


2.2 The initial list (lists) of Investment Sites will be determined by a mutual written agreement of all Participants and shall constitute an integral part of this Agreement. This list (lists) can be further amended and new Investment Sites added according to the decision of the Participants.


2.3 During 1998 Ukrnafta will contribute to the Joint Property assets and intellectual property in form of "know-how", with the agreed value for the total amount of [ ] thousand hryvnias, which constitutes at the official rate of National Bank of Ukraine as of property estimation date (figures are conventional) 1040 thousand US dollars.


2.4 In 1998 LVR will contribute to the Joint Property the investments in the monetary form and assets as its Initial Contribution for the total amount of 760 thousand US dollars.


2.5 In 1998 IPEC will contribute monetary funds and its labour participation for the total amount of [ ] thousand hryvnias, which constitutes at the official rate of National Bank of Ukraine as of property estimation date (figures are conventional) 200 thousand US dollars.


2.6 Beginning from 1999 the Contributions to the Joint Investment Production Activity will be carried out according to annual Joint Activity Program and Agreed Budget. The Participants agree that approved Joint Activity Programs and Agreed Budgets for any Fiscal Year are the Supplements to this Agreement.


        In case of substantial change of exchange rate of the National Bank of Ukraine and by mutual consent of all Participants, Ukrnafta and IPEC hereby agree to perform additional contributions with a purpose to maintain amount of their Contributions defined in US dollars.


2.7 The Participants hereby agree to make their initial Contributions to the Joint Investment Production Activity and hold their Participations in the Joint Property in the following proportions:

        Ukrnafta  52%
        LVR       38%
        IPEC      10%


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2.8     If one of the Participants declares that it is unable to make a
        Contribution described in this Agreement and the Joint Activity Program and will not provide its Contribution in the amount required for full performance of Joint Activity Program and other Participant is able to cover the deficit then the Management Committee can make a decision to change, for a certain period of time, the Participation for each Participant in order to reflect the increased Participation of the non-defaulting Participant and make the appropriate changes to the Joint Activity Program and to the Agreed Budget. In that case Participants agree to make appropriate amendments to this Agreement.


2.9 Any Contribution to the Joint Investment Production Activity must be recorded as required by Ukrainian law.


2.10 In order to evaluate any Contributions of Ukrnafta in kind, a separate commission will be created which will examine, evaluate and give the estimate to the assets which are proposed to be Contributed by Ukrnafta. The commission shall consist of three people: one nominated by LVR: one nominated by Ukrnafta: and one independent expert agree to by the Participants' nominee. If the Participants' nominees cannot agree on an independent expert, then such independent expert shall be appointed by the reference to the resolution of disputes provisions described in
        Article XXI.


        If Ukrnafta will decide to contribute Hydrocarbons in kind, than the Group of Expert will value the contributed Hydrocarbons.


        The Participants of the Joint Investment Production Activity hereby agreed on the following principles of the evaluation of the assets which is transferred by Ukrnafta to the Joint Activity. The evaluation of the assets which is transferred to the Joint Investment Production Activity will be based on a determination of possible value of the assets or its construction at the present conditions and considering its wear and tear, actual production capacity at the time when such evaluation are carried out. It is agreed that, the fact that the assets contributed to the Joint Investment Production Activity will be used for production of Ukrnafta's Hydrocarbons as they are defined in Article XX, will be considered when such evaluation will be carried out. Therefore, the coefficient which equals to 0.5 will be used for determination of the assets' value and such coefficient reflects the minimum expected correlation of Base and Incremental Hydrocarbons which is equal to 1 to 1.


2.11 Cash and property transferred by the Participants to the Joint Investment Production Activity and also those created, received or obtained in the process of Joint Investment Production Activity and contributed to the Joint Investment Production Activity constitute their joint share property. The Participants have no right to be in charge of their Actual Contribution in common property without consent of the rest of the Participants.




ARTICLE III

Licences for Commercial Development of the Bugruvativsk Field and for Exploration of its area


3.1 Ukrnafta hereby guarantee that its has exclusive right for development and exploitation of the Bugruvativsk Field and before the Effective Date will proof this fact by giving copies of appropriate documents to the Ukrainian solicitors for LVR.


3.2 The Participants may by mutual agreement of all Participants request Ukrnafta to obtain a License for Further Exploration of the Bugruvativsk Field and adjacent territories. If such license is obtained it shall be included in this Agreement and subject to its provisions. If the


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        term of validity of any other new license obtained by Ukrnafta or any other Participant in respect of the Bugruvativsk Field or adjacent areas exceeds the validity term of this Agreement, then this Agreement shall be automatically prolonged for the validity term of such new license(s).


3.3 Ukrnafta hereby agrees that during the term of this Agreement it will not enter into any agreement with any other party relating to the Bugruvativsk Field and adjacent areas, licenses for exploration and production of which could be obtained in the future.


3.4     Ukrnafta hereby agrees to maintain all licenses referred to in Section
        3.1 and 3.2 in good standing and to not take any actions or inactions to jeopardise such licenses. If Ukrnafta receives a notice or is otherwise aware that it is in default under such licenses, it will immediately notify LVR and IPEC. Upon receipt of such notification LVR and IPEC may take such steps and such actions as they may (but are not obliged to) deem appropriate to resolve such default. Any amounts paid or costs incurred by LVR in remedying such default shall be considered a Contribution to the Joint Investment Production Activity.


3.5 Ukrnafta hereby understands and agrees that LVR and IPEC are held harmless against any and all claims, expenditures, damages, losses and other liabilities whatsoever in respect of the licenses resulting from
        (1) Ukrnafta's prior activities or failures to act within the Bugruvativsk Field; (2) any pre-existing conditions or (3) by virtue of Ukrnafta remaining as the license holder.




ARTICLE IV

Arrangement of Works for Production of Hydrocarbons within the Bugruvativsk
Field


4.1 IPEC is recognised to be an Operator as it is traditionally understood in international oil and gas business and shall on its own and with contractors selected by the Operator perform operations on Hydrocarbons production and conduct all organizational and practical activity on operation of the Bugruvativsk Field as it relates to the Joint Investment Production Activity. All such operations will be conducted at the expense of the Joint Property in accordance with the Joint Activity Programs and the Agreed Budget. The Operator can be changed in accordance with an agreement among participants if (1) IPEC will withdraw itself form the Participants of the Agreement or (2) the Participants will decide to change an Operator.


4.2 Some separate operations connected with field development, new well drilling, restoration works and stimulation of existing wells will be carried out by Ukrnafta, LVR and IPEC as its Labour Contribution and also on the basis of separate agreements on provision of the contractor services (service contracts) on its own or with participation of the Ukrainian and foreign contractors, provided that such operations are approved in the Joint Activity Programs and Agreed Budgets.


4.3 IPEC will take measures stipulated by the Joint Activity Program, for technical re-equipment of Ukrainian enterprises involved as subcontractors of agreements on giving services (service contracts).


4.4 For tax purposes economic relations among the Participants of the Joint Investment Production Activity equal to the relations on the basis of separate contracts such as contractor agreements and contracts on providing services. The Participants must perform


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        only those operations, works and services which are provided by the
        Joint Investment Production Activity Program.


4.5 With the aim to ensure introduction of modern technologies of drilling and finishing the wells and intensification of Hydrocarbons production the Participants will consider the issue of establishment of a separate service company in the form of a joint-stock company.


ARTICLE V

The Rights of the Participants


5.1     The Participants have the following rights:


5.1.1 To participate in solving the issues of co-ordination and the management of the Joint Investment Production Activity and the management of Joint Production in accordance with this Agreement;


5.1.2 To obtain all available information concerning the Joint Investment Production Activity free of charge. To have access to accounting and financial documents, to all geological, technological and technical documentation. All such information must be maintained in confidence as per Article XX;


5.1.3 To receive a share of profits received as a result of the Joint Investment Production Activity or a part of production produced in accordance with this Agreement.


ARTICLE VI

Responsibilities of the Participants


6.1     The Participants are responsible for the following:


6.1.1 To observe the provisions of this Agreement and to perform the Management Committee's decisions in respect of performance of the Joint Investment Production Activity;


6.1.2 To perform their responsibilities under the Agreement including those connected with property participation in Joint Investment Production Activity in the amount, order and means provided by this Agreement and approved by the Management Committee in the Joint Activity Programs;


6.1.3 Do not disclose any information or documents provided in connection with the Joint Investment Production Activity to the Participants including information regarding discussions and decisions of the Operator which are confidential information and shall be maintained in confidence as per Article XX;


6.1.4 To perform other obligations if it is provided by additions to this Agreement or by the Joint Activity Programs;


6.2 In addition to general responsibilities provided in Section 6.1 above, Ukrnafta shall be responsible for the following:


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6.2.1   In accordance with this Agreement, the Joint Activity Program and additional agreements to transfer the wells, assets and other property to the Joint Investment Production Activity within the terms agreed in the Joint Activity Program;


6.2.2   To use the License for Production of Hydrocarbons referred to in Section
        3.1 at Bugruvativsk Field in the interests of Joint Investment Production Activity, as well as to use any licenses obtained in the future for the Bugruvativsk Field or adjacent areas in the interests of the Joint Investment Production Activity;


6.2.3 To use the existing and wells which are going to be constructed and surface facilities on the Bugruvativsk Field in the interests of Joint Investment Production Activity;


6.2.4 When authorized in the Joint Activity Program to service facilities of the Joint Investment Production Activity by its personnel and to implement some technological works on the basis of co-operation;


6.2.5 In the interests of Joint Investment Production Activity to make efficient use of equipment handed over to it for use on terms of separate agreements and intended for use when servicing the Joint Investment Production Activity. To provide the Participants with conditions for control over the use of equipment transferred by them for utilization.


6.3 In addition to general responsibilities provided in Section 6.1 above, IPEC is responsible for the following:


6.3.1 to fulfil functions of Operator on development of the Bugruvativsk Field as it relates to the Joint Investment Production Activity, including accounting of the Joint Property and of Joint Investment Production Activity's operations. All to be done in accordance with the Joint Activity Program.


6.3.2 To act as a contractor (General contractor) in construction of wells and facilities in accordance with the Joint Activity Program.


6.3.3 To perform some separate operations connected with the Bugruvativsk Field development, new well drilling, restoration works and stimulation of existing wells as Labo(u)r Contribution and also on the basis of separate agreements on providing services (service contracts) on its own or involving Ukrainian and foreign subcontractors. All to be done in accordance with the Joint Activity Program.


6.3.4 To sign the contracts on behalf of other Participants including contracts for the sale of Hydrocarbons produced as a result of Joint Investment Production Activity;


6.4 In addition to general responsibilities provided in Section 6.1 above, LVR is responsible for the following:


6.4.1 To make measures, stipulated by the Joint Activity Program, for technical re-equipment of Ukrainian enterprises involved as subcontractors of agreements on giving services (service contracts).


6.4.2 To provide Ukrnafta with scientific technical information as of advanced achievements in exploration, development of hydrocarbon fields, oil and gas production. All such information shall be maintained in confidence by Ukrnafta as per Article XX.


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6.4.3   To provide the participation of foreign specialists at the expense of the Joint Property Account, including foreigners, in preparation of Joint Activity Programs and Agreed Budgets.


6.4.4   To arrange the training of specialists abroad;


ARTICLE VII

Joint Activity Program and its Financing


7.1 All annual Joint Activity Programs will be prepared by the Operator for review and approval by the Management Committee.


7.2 All annual Joint Activity Programs must be approved by the Management Committee within 30 days of their submission to the Management Committee by the Operator. All Annual Joint Activity Program must be approved by the Management Committee 30 days prior to the beginning of each Fiscal Year.


7.3 Repeated approval of each Joint Activity Program is carried out if necessary if new circumstances connected with the Bugruvativsk Field operation conditions arise and also if incomes from Hydrocarbons sale and cash provided by the Participants is not sufficient for the performance of works planned by the Joint Activity Program earlier.


7.4 If the Management Committee does not reach an agreement regarding principle issues of the Joint Activity Program, then such Joint Activity Program may be defined as a High Risk Operation as further described in
        Article IX.


7.5 The Participants have no right to conduct operations on the Bugruvativsk Field which were not provided by the Joint Activity Program and are not defined as High Risk Operations.


7.6 Financial needs for operations provided by the Joint Activity Program and the Agreed Budget may be covered at the expense of:


- financial contributions (investments) of the Participants transferred to the Joint Property;


- monetary funds of the Participants used by them for purchasing or creation of property in the form of equipment, transport facilities, construction modules, other material resources as well as buildings, constructions, transmission facilities that are contributed to Joint Investment Production Activity and reflected at the Joint Property Balance Sheet:


        Financial needs for Hydrocarbons production (for current expenses) at the initial period shall be covered at the expense of monetary funds as described in each Joint Activity Program, which may include cash contributed by the Participants to the Joint Property (deleted text in this paragraph was not incorporated in Ukrainian text which was submitted to Ukrnafta).


7.7 The Agreed Budget shall be prepared on the basis of expected expenses for operations being executed by the Operator, market prices for services and production of the contractors and suppliers (further referred to as Settlement Prices), volumes of works and services, tax rates, obligatory payments and the Joint Activity Programs.


7.8 The Agreed Budget of the Joint Investment Production Activity is approved by the Management Committee for the next Fiscal Year 30 days prior to its beginning and is subject to revision and repeated approval in case if the Joint Activity Program changes and also in case if the Settlement Prices change. The Agreed Budget is formed in accordance with the provisions of Clauses 2.6 and 2.7. At the same time, if one of the Participants can not fully perform its obligation that are required for full performance of Joint Activity Program and other Participant is able to cover the deficit then the Management Committee can define other Participation in Investment as it provided for in Clause 2.8 of this Agreement.


        The Participants hereby agree to create a Reserve fund in amount up to 20% (twenty per cent) of Agreed Budget as it may be required by the Operator.


7.9 If during the first ten days of the month when the appropriate stage of the Joint Investment Production Activity Program and Agreed Budget begins, any of the Participants is unable to finance the expenses provided by the Agreed Budget for current year it shall notify other Participants about it in writing before the end twenty days of that month. These Participants shall notify of their desire and possible time of financing expenses uncovered by the Participant declared about it within 30 days. If the other Participants agree to cover such expenses then the process described in Section 2.8 shall apply. If the other Participants will not completely cover the additional requirements as per Section 7.11, then within the next 15 days the Participants come to an agreement as of this issue or appoint special session of the Management Committee that makes a decision about correction of the Joint Activity Program and the Agreed Budget.


7.10 LVR will transfer monetary funds intended for the Joint Investment Production Activity from its bank accounts at the foreign banks to a Separate Account in Foreign Currency opened for performance of the purposes of this Agreement. IPEC will open a Separate Settlement Account in Ukrainian currency for performance of the Joint Investment Production Activity.


7.11 The Operator will efficiently (not less than once in a ten-day-period) inform the Participants about the operations with the accounts by providing copies of lists of credit payment orders received from a bank.


7.12 The performance of the Joint Activity Program and the Agreed Budget and use of the Joint Property by the Operator is controlled by the Management Committee which analyses the results of activity for every six months


ARTICLE VIII

Commercial Development Project of the Bugruvativsk Field


8.1 The Participants agreed that the commercial development project which is valid at the moment of the Effective Date will be updated by the Operator and approved in the appropriate order. The updated project of commercial development of the Bugruvativsk Field may be used as the basis for preparation of the Joint Activity Programs.


ARTICLE IX

High Risk Operations


9.1 Under this Agreement an Investment Activity Site may be designated as a High Risk Operation ("HRO-IAS"), which means carrying out the projects that are proceeding in spite of disagreement of one of the Participants. A Participant may designate a High Risk Operation as follows:-


- the Participants (the "Initiating Participants") who wish to proceed with the HRO-IAS may provide a written notice to the Participants (the "Receiving Participants") who do not wish to proceed indicating that the Initiating Participants wish to designate the HRO-IAS as a High Risk Operation;


- The Receiving Participants will have 30 days from receipt of the written notice to elect, in writing to the Initiating Participants, as follows:


        (a) that they wish to participate, in which event the HRO-IAS will be included within the Joint Investment Production Activity and the remaining processes described in this Agreement shall apply; or


        (b) not to participate, in which event the HRO-IAS will be designated as a High Risk Operation of the Initiating Participant.


        If the Receiving Participants do not respond within the 30 day time period described above, they will be deemed to have elected not to participate.


9.2     High Risk Operation may include:


- carrying out the additional seismic survey on the area where such surveys have been conducted earlier;


-       carrying out of 3-D seismic;


- drilling of additional exploratory wells and also some production wells;


- other projects in which one Participant does not wish to be involved in.


9.3 High Risk Operations will be conducted solely at the expense of the Initiating Participants. In case of negative result of these High Risk Operations the expenditures for their carrying out are not taken into account in calculating the Actual Contribution of the Participants. In case of positive result, the Initiating Participant will have a right to use a result of HRO during the period of time which gives an opportunity to reimburse the Initiating Participant's expenses with using the coefficient equals to 2.0. After that period, the Initiating Participant must contribute the result of HRO to the Joint Investment Production Activity and value of such contribution will be equal 0.


9.4 If the Participants have different opinion in evaluation of results of High Risk Operations stated in paragraph 9.3, then their dispute shall be considered by the special expert group. The special expert group shall consist of 3 (three) persons:


               (i) one specialist of the Ukrainian Oil Research Institute or High School;


               (ii) one specialist from American Petroleum Institute (API) or some other Oil Research Institute of one of the other countries recognised all over the world;


               (iii) one specialist appointed by the two specialists nominated by Ukrnafta and LVR.

        The first expert will be appointed by Ukrnafta within the appropriate group, the second expert will be selected by LVR within the appropriate group and the two experts will agree upon the third expert. If those two experts cannot agree upon the third expert the issue will be resolved in accordance with the dispute resolution provisions in article XXI.


9.5 Once a Participant identifies it intends to proceed with a High Risk Operation, the other Participants agree to allow access to the Bugruvativsk Field, equipment or facilities necessary to proceed with the High Risk Operations.


ARTICLE X

Base and Incremental Hydrocarbons


10.1 Definitions "Base Hydrocarbons" and "Incremental Hydrocarbons" are used in order to determine the amounts of payments to the State budget according to the provisions of the Decree of the President of Ukraine No 433/96 of 17 June 1996 "On Measures for Attraction of Investments for Development of Oil Fields with Hard-Producing and Exhausted Deposits".


        Base Hydrocarbons are deemed to be anticipated volumes of oil development which are established by the Resolution of the Cabinet of Ministers of Ukraine No 1223 of 6 November 1997 "On Approval of the List of Oil Fields with Hard-Producing and Exhausted Deposits" with a purpose of use of the established by law procedure concerning taxation of Incremental Hydrocarbons.


10.2 Participants after the Effective Date will immediately carry out the works in respect to determining the volumes of development of Calculated Hydrocarbons for Contributed Wells. Until transfer of all wells to the Joint Investment Production Activity, amount of Calculated Hydrocarbons for Contributed Well will be used for determination of Incremental Hydrocarbons. In this case, Incremental Hydrocarbons (means crude oil) are defined as a deference between actual Hydrocarbons (means crude oil) production produced from wells contributed to the Joint Investment Production Activity and appropriate amount of Calculated Hydrocarbons for Contributed Well.


10.3 Taxes and other obligatory payments, which is stipulated only for Base Hydrocarbons will be paid by Ukrnafta.


ARTICLE XI

Distribution of Hydrocarbons


11.1 Oil and Gas produced in the Bugruvativsk Field shall be divided into Hydrocarbons of Ukrnafta and Joint Produced Hydrocarbons.

11.2 Hydrocarbons of Ukrnafta are deemed to be actual volumes of production of oil and gas from the wells not contributed to the Joint Investment Production Activity and Calculated Hydrocarbons for Contributed Well, contributed to the Joint Investment Production Activity. These Hydrocarbons are property of Ukrnafta and are not the Product of the Joint Production under this Agreement.


11.3 Calculated Hydrocarbons for Contributed Well in form of oil are defined at the moment of transfer such wells to the Joint Investment Production Activity. Estimation of Calculated

        Hydrocarbons for Contributed Well will be made by the Group of Experts. The Calculated Hydrocarbons of Contributed Wells in form of casing-head gas will be defined during process of exploitation of such wells based on the Calculated Hydrocarbons in form of oil and actual gas factors.


11.4 Joint Produced Hydrocarbons are deemed to be volume of oil and gas produced at the Bugruvativsk Field using the Joint Property minus Hydrocarbons of Ukrnafta.


11.5 In case when as a result of decrease of volumes of Hydrocarbons' development of the wells which are not contributed to the Joint Investment Production Activity, the sum of Calculated Hydrocarbons for Contributed Well which are contributed to the Joint Investment Production Activity and actual development of Hydrocarbons of the wells which are not contributed to the Joint Activity are less than the volumes of Base Hydrocarbons approved in respect to the entire Bugruvativsk field, taxes and payments which are only specified for Base Hydrocarbons shall be paid at the expense of Ukrnafta's profits received from the distribution of the profit of the Joint Investment Production Activity.


11.6 The Participants will prepare detailed procedure of (1) measure of Hydrocarbons' volume produced at the Bugruvativsk field and (2) Hydrocarbons division on Hydrocarbons of Ukrnafta and Hydrocarbons of the Joint Production.


11.7 Profit from the sale of Hydrocarbons of the Joint Production or, in case of execution of additional agreement Hydrocarbons itself, will be distributed among the Participants.


ARTICLE XII

Accounting of Property, Operations on the Joint Investment Production Activity, the Expenditures for its Fulfillment and Production Results


12.1 Accounting of the Joint Property will be performed by the Operator on the Joint Activity Balance Sheet.


12.2 The expenses for carrying out exploration, drilling of production wells, major construction including purchasing the equipment, fulfillment of research works and other expenses provided in the Joint Activity Program will be paid at the expense of the Separate Settlement Account provided such expense was authorized in the Agreed Budget.


        If it is authorized in the Joint Activity Programs, the Participants at the expense of their own (not united) funds can make capital expenses that will be included to the value of capital funds that are transferred to the Joint Balance Sheet.


        All expenses and costs incurred by all Participants in carrying out their obligations under the Joint Activity Program or this Agreement, except expenses connected with performance of Contributions, shall be at the expense of Joint Property and are the subject to the prior approval by the Management Committee.


12.3 The Operator under a separate Operational Agreement, which is a supplement to this Agreement will agree to perform all required operations in accordance with the Joint Activity Programs and to only incur expenses authorized in the Agreed Budget.


12.4 Ukrnafta and LVR will perform operations connected with development of Bugruvativsk field in volumes provided by the Joint Activity Program based on the conditions stipulated in Operation Agreement, which is mentioned in Clause 12.3, or they (Ukrnafta and LVR) can be defined as a contract or in accordance with separate agreements.


12.5 Quarterly, the profits of the Joint Investment Production Activity will be calculated and paid out as follows:


        (a)    sales of the Joint Production and other income;


               (i) less taxes, royalties, and other expenses to be charged against the Joint Property pursuant to the provisions of this Agreement;


               (ii) less any amount approved by the Management Committee to be reserved for the use in future operations, to create a reserve for re-investments, or for any other purpose;


        The remaining funds shall be paid on a quarterly basis to the Participants in accordance with the provisions of Article XIV and the requirements of Ukrainian law. The Participants may on request in writing to the Operator, take a portion of the Joint Production in kind equal to the Participant's Actual Contribution provided that the Participant pays a corresponding part of the expenses charged to date to the Joint Property. In such event the Participant may sell its part of the Joint Production on either domestic or international markets.


12.6 Services which are provided by any of the Participants for performance of the Joint Investment Production Activity must be approved by the Joint Activity Program and payment is authorized in an Agreed Budget.


12.7 The Participants of the Joint Investment Production Activity have the right of inspection of all accounting documents on the Joint Investment Production Activity by means of audits conducted by independent auditing institutions. Planned audits shall be carried out no less than once a year and shall be paid by all Participants pro rata to their Plan(n)ed Participation. Beyond-the-plan audits shall be paid by the initiators.


12.8 The accounting shall be maintained in accordance with the rules accepted in Ukraine, and also with internationally accepted accounting rules.


12.9 Upon approval of the Management Committee assets of the Joint Property may be sold and the proceeds of any such sale shall be credited to the Separate Settlement Account.


        Investment Production Activity to the total amount of the Cumulative Contributions for the appropriate period of the Joint Investment Production Activity.


14.3 the Accumulative Contributions of Ukrnafta are calculated at the end of every quarter and included:

- Contributed Wells and surface facilities constructed prior Effective Date (as valued in accordance with this Agreement and contributed to the Joint Investment Production Activity);

- monetary funds of Ukrnafta contributed to the Joint Investment Production Activity;

- the expenses of Ukrnafta at its own or with involving of contractors for conducting in accordance with the Joint Activity Program contractual drilling, commercial construction and workover of wells pursuant to contractual prices, taking into account the cost of material resources passed to contractors.

-       the non-material rights, including intellectual property rights.

All such items must be approved in a Joint Activity Program before defining them as a Cumulative Contributions of Ukrnafta.

14.4 The Accumulative Contribution of LVR are calculated quarterly and include:


-       monetary funds of LVR contributed to the Joint Investment Productions
        Activity;


- cost of material resources, transferred to the Joint Balance Sheet, or in accordance with Joint Investment Production Activity Program to other contractors or other participants;


- cost of services connected with drilling, construction and workover rendered to the Joint Production by LVR as production co-operation (Working Contributions) according to approved Joint Activity Programs.


ARTICLE XIII

Taxes and Payments to the State Budget

13.1 Taxes, obligatory payments to the State Budget as well as Value Added Taxes ("VAT") and profit tax which are part of the Total Expenses are being paid based on proceeds received from sale of the Joint Production and shall be paid at the expense of the Joint Production Activity.


13.2 In case of production distribution in kind among the Participants they will pay by themselves VAT, rent payments, deductions for geological explorations and the payments for the use of mineral resources, taxes for property and land and also the profit tax.


13.3 The Participants execute this Agreement on the basis of the financial and other conditions (including tax rates, payments, etc.) which are in force on the Effective Date as they may affect the Joint Investment Production Activity. If in the future any law, decree or regulation applicable to the Joint Investment Production Activity or pertaining to the economic interests of the Participants are enacted in Ukraine that adversely affect the original economic rights and benefits of the Participants, the Participants agree to co-operate in good faith to determine practical opportunities to reinstate the original economic rights and benefits granted to the Participants according to Ukranian law and by this Agreement on the Effective Date, and shall jointly conduct negotiations with the appropriate State authorities in order to retain and regain such economic rights and benefits.

ARTICLE XIV

Distribution of Profits

14.1 Profit from sales of Hydrocarbons produced on the Bugruvativsk Field is quarterly or other way distributed between the Participants in accordance with written agreement of Participants and with Ukranian law.


14.2 The Actual Contribution of any of the Participants is determined by calculation, as the ratio of the cumulative Contributions of the Participants for the whole period of the Joint


14.5 Cumulative Contribution for the IPEC are calculated quarterly and include:


- the cost of material resources purchased at the expense of the Operator and contributed to the Joint Investment Production Activity;

-       monetary funds contributed to the Joint Investment Production
        Activity;


- the cost of services connected with drilling, construction and repairs provided by IPEC to the Joint Investment Production Activity in accordance with the order approved by the Joint Investment Production Activity Program;


14.6 The Actual Participations of the Participants will be defined quarterly on the basis of the amounts of the Cumulative Contributions of the Participants.


14.7 For the purpose of Joint Investment Production Activity's profit distribution, Participation of LVR will be corrected using coefficient equals to 0.93.


14.8 The Accumulative Contributions, Actual Contribution of the Participants and Corrected Participations are to be approved by the Management Committee.


14.9 The profit from sale of Hydrocarbons of the Joint Production is distributed among the Participants depending on their Corrected Participations.


14.10 The above-mentioned proportions and distributions method for profits distribution will also be used in case of distributing of production between the Participants. In case of such distribution each Participant can sell its part of the Joint Production at the domestic or international markets.


ARTICLE XV


Sale of Joint Production


15.1 Sale of the Joint Production will be carried out by the Operator following the instructions of the Management Committee at prices established by the operator and purchasers.


15.2 The participants have the right to purchase the Joint Production from the Operator provided that such operations must be performed under the same terms and conditions as is established for the sale to third parties.


ARTICLE XVI


The Order of Conducting the Joint Investment Production Activity


16.1 The Operator, properly authorized by the Participants, is entrusted to conduct the Joint Investment Production Activity, to arrange and manage the operations, to be representative before third parties. Efficient management of the activity is carried out by the Operator.


16.2 The Rights and Obligations of the Operator are defined in a power of Attorney for conducting the Joint Investment Production Activity which is issued in accordance with Article 66 and 431 of the Civil Code of Ukraine and signed by all Participants.


16.3 The Operator concludes the agreements to secure the Joint Investment Production Activity, obtains civil rights and undertakes obligations under the agreements on its behalf. The agreements concluded by the Operator create rights and obligations for other Participants pursuant to existing Powers of Attorney.


16.4 The procedure of products sale and payments is defined by this Agreement and specific agreements with purchasers of products.

16.5 The issues of the Joint Investment Production Activity which require mutually agreed decisions are solved if necessary by calling of meetings of the Management Committee according to the Management Committee's working plan, on chairman's initiative or at any of Participants request. Making decisions is also allowed by exchange of letters, telegrams, faxes and other written notifications.


        If newly-taken decisions of the Management Committee require changes to the provisions of this Agreement, then these changes are documented in the form of additional agreements to this Agreement and shall constitute an integral part hereof.


        No amendment or decision will be effective unless approved in writing by all Participants.


16.6 The Operator shall conduct all operations in accordance with this Agreement, the Joint Activity Programs and Agreed Budget.


16.7 Management, officers and controlling bodies of the Participants as defined by their foundation or incorporation documents retain control over financial and commercial activity of that Participant. The Participants shall have the rights to study any documentation concerning the Joint Investment Production Activity. If required, independent audits can be performed upon written agreement of all Participants.


ARTICLE XVII


The Management Committee


17.1 The Management Committee carries out co-ordination of the Joint Investment Production Activity's management by adoption of appropriate decision.


        Exclusive competence of the Management Committee includes the following:


-       drafting of changes and amendments to this Agreement;


- approval of the Joint Activity Programs and Agreed Budgets and making control over their performance;


- approval of contracts with contractors to fulfill well drilling operations complex of geophysical surveys, formation fracturing operations and/or other expensive works of a value of more than 500,000 (five hundred thousand) USD;


-       approval of the Joint Investment Production Activity's termination.


17.2 The Participants shall appoint six representatives to participate in the Management Committee, including three persons to be appointed by Ukrnafta and three persons to be appointed by LVR. The Management Committee decisions shall be taken by individual voting with all decisions requiring the approval of 100% of the members on the Management Committee. The Management Committee shall be competent when members attending the meeting or their representatives holding notarized proxies represent 100% of the members on the Management Committee. Each Committee member shall have one vote.


17.3 Decision of the Management Committee is adopted by means of individual voting.


        When the Management Committee can not make a decision on operational aspects of the Joint Investment Production Activity, such as choosing of a contractor, co-ordination of operational contract or the contract for purchasing the equipment then the matter shall be considered by expert group that is created and works according to procedure stipulated in Section 9.4.


17.4 The Management Committee is the highest governing body of the Joint Investment Production Activity. The Management Committee shall have full autonomy and authority to make decisions and take actions consistent with this Agreement and Ukranian law.


17.5 The Participants may attend or appoint representatives having notarized proxies to act for them at the Management Committee Meeting.


17.6 The Participants intend for the first Chairman of the Management Committee to be nominated by Ukrnafta and the first Deputy Chairman to be nominated by LVR, with sole nomination thereafter to be rotated every two years between Ukrnafta and LVR.


17.7 A meeting of the Management Committee may be convened by the Chairman or Deputy Chairman by his or her sending a certified (return receipt requested) letter, fax, telex or telegram to all of the members of the Committee. The notification shall contain the date, place and agenda for the proposed meeting of the Management Committee. The notification must be received by all of the members of the Committee at least 45 days in advance of the proposed date of the meeting of the Management Committee. In case of emergency, by mutual written agreement of all, members of the Committee notification of any meeting of the Management Committee may be sent without complying with the foregoing period for advance notice or by allowing for shorter notice.


17.8 The right to put questions for consideration of the Management Committee shall belong to each Committee member and to the Operator.


17.9 The Management Committee shall be convened for meetings whenever necessary, but not less than twice a year. The results of the Joint Investment Production Activity for each annual Fiscal Year shall be considered by the Management Committee not later than three months after the end of the relevant Fiscal Year or other period as may be required by Ukranian law.


17.10 Meeting of the Management Committee may take place in Ukraine or in any country as may be agreed to by the members of the Committee.


17.11 The Committee members' reasonable expenses and the expenses of holding the Management Committee meetings shall be charged and paid at the expense of the Joint Investment Production Activity.


17.12 Day-to-day management of the Joint Investment Production Activity is carried out by the Operator.


17.13 The Operator prepares the documents required by the Management Committee for making the decisions on co-ordination of the Joint Investment Production Activity.


17.14 The Management Committee shall appoint a Management Committee Co-ordinator and Management Committee Financial Co-ordinator. The Management Committee Co-ordinator shall be appointed on the nomination of Ukrnafta and the Management Committee Financial Co-ordinator shall be appointed on the nomination of LVR.

All agreements, and other financial documents on amount which exceeds 50,000 (fifty thousand) USD must be approved in written form by both the Management Committee Co-ordinator and the Management Committee Financial Co-ordinator. Written approval of the Management Committee

Co-ordinator and the Management Committee Financial Co-ordinator are required for all operations with the Separate Settlement Account on amount which exceeds 50,000 (fifty thousand) USD, including hard currency exchange which is on the Separate Account in Foreign Currency.

ARTICLE XVIII

Rights Assignment and Succession


18.1 The Participants have no right to assign their rights and obligations under this Agreement.


18.2 The joining of new Participants is not considered to be the assignment of right irrespective of the terms of such joining.


18.3 In case of the Joint Investment Production Activity's termination of any Participant due to its liquidation or re-organization, its rights and liabilities under this Agreement shall pass to official successor, provided that the right of the last to be legally confirmed.


ARTICLE XIX


Joining to the Agreement


19.1 Any legal entity or individual has the right to join this Agreement provided that all the Participants shall agree to it in writing.


19.2 Any new Participant of this Agreement which will join this Agreement according to the consent of all Participants, may acquire or receive from any Participants part of their Participation in Joint Property and it is requires appropriate consent.


19.3 Joining to this Agreement of new Participants will entail the signing of additional agreement by all the Participants.


ARTICLE XX


Confidentiality of Information


20.1 Any information passed by one of the Participants to another one during the validity term of this Agreement containing the data of carried out operations, products, prices, negotiations and offers including the terms of this Agreement, divulgence of which may inflict losses to any Participant is treated as confidential and is not subject to divulgence to any third parties excluding the cases foreseen by legislation currently in force (both Ukranian and International).


20.2 Any other information offered by any of the Participants or their suggestions and ideas should not be treated as secret or confidential information excluding those cases when it is specially stipulated in additional agreement executed by the Participants.


ARTICLE XXI


Mutual Responsibility of the Participants and Resolution of Disputes


21.1 Each Participant is financially responsible for non-fulfillment or improper fulfillment of the terms to this Agreement and Supplements hereto and in case of their breach must compensate other Participants any direct damage arisen through its fault.

21.2 Participants shall not be liable for non-performance or delay in performance of any of the obligations if such non-performance or delay of performance is caused by Force Majeure event. Force Majeure event will mean any event or circumstance, which does not depend on the Participant and is beyond the reasonable control of the Participant, who announced Force Majeure event, which event prevents or delays such Participant's performance hereunder, ability to meet a term hereunder. Force Majeure event includes fire, explosions, epidemics, unavoidable accidents, acts of war (declared or undeclared) or conditions arising out of or attributable thereto, strikes, lockouts and other labour disturbances, land disputes, delays in transportation, unavailability of, inability to acquire or restrictions on the use of essential technology, information, equipment, suppliers or personnel, floods, storms, earthquakes and other natural disturbances, blockades, embargoes, insurrections, rebellions, riots and other civil disturbances, and changes in legislation, essential lowering of state price on gas. The Participant, which is under such conditions, must inform other Participant about the beginning such circumstances, the term and the termination of their acting.


21.3 The Participants agreed to resolve all disagreements through amicable negotiations.


21.4 If the Participants can not reach to an agreement by means of negotiations within the period of 60 (sixty) days from the date of notification by one of the Participants to other about the dispute, disagreements will be appealed to the Arbitration Court under the Stockholm Chamber of Commerce and Industry for final resolution of the dispute. The Participants have agreed that the Arbitration shall be consist with the UNCITRAL provisions. The place for the arbitration shall be Stockholm, Sweden and the arbitration shall take place in Ukranian and English.


21.5 The Arbitrage consists of three (3) arbitrators appointed as follows: both complainant and respondent select one arbitrator each; these arbitrators shall then select a third arbitrator. If within thirty (30) days after notice of the initiation of the arbitration proceedings the respondent fails to appoint an arbitrator, such arbitrator shall be appointed by the Chairman of the Arbitration Court under the Stockholm Chamber of Commerce and Industry. If two arbitrators fail to agree on the third arbitrator within (60) days after the date of appointment of the second arbitrator, such third arbitrator shall be appointed by the Chairman of the Arbitration Court under the Stockholm Chamber of Commerce and Industry from a list of three (3) arbitrators proposed by the complainant.


ARTICLE XXII


Termination of the Activity Under the Present Agreement or its Cancellation


22.1    This Agreement expires upon termination of its validity term.


22.2 The Participants may terminate this Agreement on the basis of consent of at least two Participants.


22.3 When validity term of this Agreement is finished, as well as when this Agreement is terminated, if it is necessary, issue on Liquidation of wells, pipelines and other technical equipment will be considered. Financing of Liquidation is carried out at the expense of monetary funds' balance at the Separate Settlement Account and monetary funds of the Participants, which will be finance liquidation works in proportion to latest actual Joint Investment Production Activity profit's distribution. If Liquidation of defined assets is unsuitable or impossible because of technical, geophysics or other reasons, that assets are transferred to the Liquidation Commission, which has all authority in respect of disposal of assets, payments of the debts, making settlements with the Participants. If the Liquidation Commission would not dispose assets such as wells, pipelines and other technical equipment within six month, then Ukrnafta agrees to take such assets at its own balance sheet after payment to Joint Activity amount which equal to ten times multiplied profit received after sale of the Joint Production during last quarter before issue on termination of the Joint Investment Production Activity was raised. This amount will be distributed between the Participants in proportion to their Actual Participation.


22.4 On expiration of the term of this Agreement or its cancellation, the property, passed by the Participants to each other for use, is returned to the owners.


22.5 Any party can withdraw itself from the Participants of this Agreement on the basis of consent of at least two Participants.


22.6 In case if one of the Participants has the intention to terminate this Agreement, it must notify other Participant about it no less than 3 (three) months prior such termination. Simultaneously, this Participant will propose to other Participant to acquire its part in the Joint Property. If such acquisition will take place then Participant which sold it part in the Joint Property are defined as terminated its participation in this Agreement. If it will not happen then Participant are defined as terminated its participation in this Agreement after the said period is finished and remaining Participants within three month will make with that Participant settlement in respect of profit and the Joint Property distribution. In this case, investments in monetary form will be returned to the Participant which terminated this Agreement taking into account actual wear (depreciation) of the Joint Property at the moment of the Agreement's termination.


22.7 In case when after declaration of one of the Participants about withdrawal the issue on termination will rise, consideration of such issue shall have priority.


ARTICLE XXIII


Miscellaneous


23.1 On mutual agreement of the Participants this Agreement may be changed and added including the involvement of other Participants to the Joint Investment Production Activity.


23.2    The Participants guarantee that:


-       they have full required authority for signing this Agreement;


- they will not undertake actions that may damage the goals and targets of this Agreement.

This Agreement is signed in 6 copies in Ukranian and in 6 copies in English, that is 2 copies for each Participant. All of them is considered to be original and have equal legal force.


On behalf of Ukrnafta:

-------------------------------------------------------------

-------------------------------------------------------------


-------------------------------------------------------------

-------------------------------------------------------------

On behalf of LVR:
-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------



On behalf of IPEC:
-------------------------------------------------------------

-------------------------------------------------------------


-------------------------------------------------------------

-------------------------------------------------------------

Supplemental Agreement

This Supplemental Agreement No 1 to the Agreement on Joint Investment Production Activity for development and further exploration of the Bugruvativsk Field without the creation of a legal entity of 20 March 1998 (hereinafter the "Supplemental Agreement") is executed on 11 December 1998 in Kyiv, Ukraine between:

the Joint Stock Company Ukrnafta (hereinafter referred to as "Ukrnafta"), represented by its Chairman of the Board Mr D Eger, acting based on the Charter, and Mr G Brazyna, acting based on the Power of Attorney No 97 issued on 18 March 1998.

the Canadian Company "Lateral Vector Recourses Inc" (hereinafter referred to as "LVR"), represented by its President - Mr Wayne Goranson, acting based on its Charter, and the Closed Joint Stock Company "IPEC" (hereinafter referred to as "IPEC"), represented by the Chairman of its Board Mr Wayne Goranson, acting on the basis of the Charter and Mr Rocky Rombs, acting on the basis of the power of attorney each of which is hereinafter sometimes referred to individually as a Party and collectively as the Parties.

Whereas, the Parties executed the Agreement on Joint Investment Production Activity for development and further exploration of the Bugruvativsk Field without the creation of a legal entity No 1 of 20 March 1998 (the "Agreement"); and

Whereas the provisions of the Agreement provide for the Agreement to become effective upon the registration within the Ministry of Foreign Economic Affairs and Trade, and

Whereas the Agreement was registered on 23 November 1998, registration No 30291-1-3-61,

Now, therefore, the Parties hereby agreed to amend Sections 2.3, 2.4 and 2.5 of the agreement as follows:

1. In Section 2.3 of the Agreement, replace the date "1998" with "the period beginning on the Effective Date till 31 December 2000", so that
        Section 2.3 shall be read as follows:

        "During the period beginning on the Effective Date until 31 December 2000 Ukrnafta will contribute to the Joint Property assets and intellectual property in form of "know-how" with the agreed value for the total amount of [ ] thousand hryvnias, which constitutes at the official rate of National Bank of Ukraine as of property estimation date (figures are conventional) 1040 thousand US dollars".

2. In Section 2.4 of the Agreement, replace the words "In 1998" with "During the period beginning on the Effective Date until 31 December 2000", so that Section 2.4 shall be read as follows:


        "During the period beginning on the Effective Date until 31 December 2000 LVR will contribute to the Joint Property the investments in the monetary form and assets as its Initial Contribution for the total amount of 760 thousand US dollars".


3. In Section 2.5 of the Agreement, replace the words "In 1998" with "During the period beginning on the Effective Date until 31 December 2000", so that Section 2.5 shall be read as follows:

        "During the period beginning on the Effective Date until 31 December 2000 IPEC will contribute monetary funds and its labour participation for the total amount of [ ] thousand hryvnias, which constitutes at the official rate of National Bank of Ukraine as of property estimation date (figures are conventional) 200 thousand US dollars".

4. All provisions of the Agreement shall apply to this Supplemental Agreement except as may be expressly provided otherwise. In case of any conflict between any provisions of this Supplemental Agreement with the provisions of the Agreement, the provisions of this Supplemental Agreement shall prevail.

5. This Supplemental Agreement shall be considered an integral part of the Agreement and shall be governed by and interpreted and performed in accordance with the provisions of the Agreement. In particular the governing law, force majeure and other provisions of the Agreement shall apply to this Supplemental Agreement, and any disputes hereunder shall be resolved by arbitration as is provided for in the Agreement.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement in the spaces provided below.


Joint Stock Company Ukrnafta
By



------------------------------------------------------
Name: D Egar
Title:



------------------------------------------------------
Name: G Brazyna
Title:


LVR
By



------------------------------------------------------
Name:  Wayne Goranson
Title: President


IPEC
By



------------------------------------------------------
Name:  Wayne Goranson
Title: Director



------------------------------------------------------
Name:  Rocky Rombs
Title: Deputy Director

This Supplemental Agreement No 2 (hereinafter the "Supplemental Agreement") to the Agreement No 1 on Joint Investment Production Activity for development and further exploration of the Bugruvativsk Field without the creation of a legal entity of 20 March 1998 is executed on 14 December 1999 in Kyiv, Ukraine, between:

the Joint Stock Company Ukrnafta (hereinafter referred to as "Ukrnafta"), represented by the Chairman of its Board Mr D Eger, acting based on the Charter,

the Canadian Company "Lateral Vector Recourses Inc" (hereinafter referred to as "LVR"), represented by its President - Mr Wayne Goranson, acting based on its Charter, and the Closed Joint Stock Company "IPEC" (hereinafter referred to as "IPEC"), represented by the Chairman of its Board Mr Wayne Goranson, acting on the basis of its Charter each of which is hereinafter sometimes referred to individually as a Party and collectively as the Parties.

Whereas, the Parties executed the Agreement on Joint Investment Production Activity for development and further exploration of the Bugruvativsk Field without the creation of a legal entity No 1 of 20 March 1998 (the "Agreement");

Whereas IPEC has declared on its inability to fully make its Contribution described in the Agreement and therefore has agreed to decrease its Participation to 0.1 (one tenth) per cent and the other Parties agreed to accept that subject to the terms hereof; and

Whereas, LVR agreed to cover the deficit created by the IPEC's inability to invest and provided that LVR increases its Participation to 47.9 (forty seven and nine tenth) per cent;

Now, therefore, the Parties hereby agreed to amend Sections 2.4, 2.5 and 2.7 of the Agreement as follows:


1. In Section 2.4 of the Agreement, replace the figures "760" with "958", so that Section 2.4 shall be read as follows:


        "During the period beginning on the Effective Date until 31 December 2000 LVR will contribute to the Joint Property the investments in the monetary form and assets as its Initial Contribution for the total amount of 958 thousand US dollars".


2. In Section 2.5 of the Agreement, replace the words "200 thousand US dollars" with "2 thousand US dollars", so that Section 2.5 shall be read as follows:


        "During the period beginning on the Effective Date until 31 December 2000 IPEC will contribute monetary funds and its labour participation for the total amount of [ ] thousand hryvnias, which constitutes at the official rate of National Bank of Ukraine as of property estimation date (figures are conventional) 2 thousand US dollars".


3.      The Section 2.7 of the Agreement shall be read as follows:


        "The Participants hereby agree to make their initial Contributions to the Joint Investment Production Activity and hold their Participations in the Joint Property in the following proportions:

        Ukrnafta  52%
        LVR       47.9%
        IPEC      0.1%

4. All provisions of the Agreement shall apply to this Supplemental Agreement except as may be expressly provided otherwise. In case of any conflict between any provisions of this Supplemental Agreement with the provisions of the Agreement, the provisions of this Supplemental Agreement shall prevail.

5. This Supplemental Agreement shall be considered an integral part of the Agreement and shall be governed by and interpreted and performed in accordance with the provisions of the Agreement. In particular the governing law, force majeure and other provisions of the Agreement shall apply to this Supplemental Agreement, and any disputes hereunder shall be resolved by arbitration as is provided for in the Agreement.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement in the spaces provided below.


Joint Stock Company Ukrnafta
By



------------------------------------------------------
Name:  D Eger D.O.
Title: Chairman of the Board


LVR
By



------------------------------------------------------
Name:  Wayne Goranson
Title: President


IPEC
By



------------------------------------------------------
Name:  Wayne Goranson
Title: Chairman of the Board